Exhibit 10.12

                            CONSULTING AGREEMENT


      Consulting Agreement (the "Agreement") executed as of this 19th of August, 1998, by and between Consumers Water Company, a Maine corporation with a place of business at Three Canal Plaza, Portland, Maine 04112 (the "Corporation") and Paul D. Schumann, an individual (the "Consultant").

                            W I T N E S S E T H :


      WHEREAS, Consultant is employed as a senior officer of the Corporation;
and

      WHEREAS, Consultant has over the years of employment acquired knowledge and skills that will be useful to the Corporation in connection with the transition process involved in the merger of the Corporation into a subsidiary of Philadelphia Suburban Corporation (the "Merger"); and

      WHEREAS, Consultant will cease to be employed by the Corporation following the Merger, but desires to aid and assist the Corporation as a consultant by providing certain advisory and consulting services to the Corporation following the Merger, and the Corporation desires so to engage the Consultant;

      NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Engagement of Consultant. The Corporation does hereby appoint and engage the Consultant as a consultant and advisor with respect to the matters specified in Section 2 hereof for the compensation and term hereinafter set forth, and the Consultant hereby accepts such appointment and engagement by the Corporation.

      2. Activities of Consultant. (a) During the term of this Agreement specified in Section 4 hereof (the "Term") and subject further to the terms and provisions hereof , the Consultant will make himself available to the Corporation as a consultant to assist in the administration of the affairs of the Corporation within the area of activities of the Consultant during the Consultant's period of employment by the Corporation, and to provide such other services for the Corporation as may be reasonably requested by the Corporation from time to time and agreed to by the Consultant. The parties contemplate that Consultant's services hereunder will ordinarily be performed by telephone or electronic communication, and will not require Consultant's physical presence at the Corporation's place of business; if the Corporation requests that Consultant be physically present, the time and duration of such work shall be mutually agreed to by the parties.
Consultant shall not be asked for consulting services hereunder in excess of twenty (20) hours per month.

      3. Compensation of Consultant. For the foregoing Agreement to consult with the corporation, the Corporation agrees to pay the Consultant the sum of $49,000, upon execution of this Agreement.

      4. Term. The Term shall commence as of the date hereof and shall terminate on the first day of the month commencing next after the first anniversary of the Effective Time of the Merger or upon December 31, 1999, if the Effective Time of the Merger has not then occurred, whichever occurs first.

      5. Expenses. During the term of this Agreement, the Corporation shall pay or promptly reimburse the Consultant, in advance if requested by Consultant, for all business expenses paid or incurred by the Consultant in connection with the performance of his activities, responsibilities, and services under this Agreement.

      6. This Agreement shall inure to the benefit of and be binding on the respective parties and their respective heirs, successors and assigns.

      7. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated orally or in any manner other than by a written instrument signed by all of the parties.

      8. This Agreement shall remain in effect until the expiration of the Term specified in Paragraph 4 above unless sooner terminated by agreement of both parties.

      9. This Agreement has been delivered and is intended to be performed in the State of Maine and shall be construed and enforced in accordance with the laws of Maine. In the event that any provision of this Agreement shall be held to be invalid, the other provisions hereof shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more that one such counterpart.

      10. Independent Contractor. The Consultant shall, during the Term of this Agreement after the Effective Time of the Merger, be an independent contractor, rather than a co-venturer, agent, employee, or representative of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, and the Consultant has executed this Agreement under seal, all effective as of the day and year first above written.

WITNESS:                               CONSUMERS WATER COMPANY


/s/ Barbara C. Delage                  By: /s/ P. L. Haynes
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                                       Its: President
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/s/ Barbara C. Delage                  /s/ Paul D. Schumann
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                                       Consultant